Exhibit 99.1

FOR IMMEDIATE RELEASE

National Commerce Corporation Completes Merger with United Group Banking Company of Florida, Inc.

BIRMINGHAM, AL and ORLANDO, FL (December 15, 2014) – National Commerce Corporation, the parent company of National Bank of Commerce, headquartered in Birmingham, Alabama, today announced the completion of the merger of NCC and United Group Banking Company of Florida, Inc., the parent company of United Legacy Bank, headquartered in Orlando, Florida, pursuant to which United merged with and into NCC. The transaction results in an entity with a combined size of approximately $1.1 billion in assets.

During the first quarter of 2015, United Legacy Bank will be merged with and into National Bank of Commerce, although each of the United Legacy Bank banking offices will continue to operate as “United Legacy Bank, a division of National Bank of Commerce” for some period of time.

“The completion of the merger of NCC and United is an exciting milestone for our combined team and reflects overwhelming support by the stockholders of both institutions,” said NCC Chairman and Chief Executive Officer, John H. Holcomb, III. “We would like to welcome the customers, stockholders and employees of United to NCC. We look forward to working together to continue to build our company and serve our communities.”

Commenting on the merger, David G. Powers, Chairman, President and Chief Executive Officer of United Legacy Bank, said, “We are excited to complete this transaction and continue our longstanding relationship with the management of National Commerce Corporation. Based on our shared common belief in the importance of the community bank model, we believe that our merger with NCC will provide opportunities to build a high profile banking franchise serving key markets in the Southeast.”

In conjunction with the closing of the merger of NCC and United, Donald F. Wright has been appointed to the Board of Directors of NCC, Timothy L. Murphy has been appointed to the Board of Directors of National Bank of Commerce and John H. Holcomb, III has been appointed to the Board of Directors of United Legacy Bank.

FIG Partners, LLC acted as financial adviser to NCC, and Maynard, Cooper & Gale, P.C. acted as its legal adviser. Monroe Financial Partners, Inc. acted as financial adviser to United, and Smith Mackinnon, PA acted as its legal adviser.

About National Commerce Corporation

National Commerce Corporation is a bank holding company headquartered in Birmingham, Alabama. Through its subsidiary banks, National Bank of Commerce and United Legacy Bank, National Commerce Corporation provides a broad array of financial services to businesses, business owners and professionals through eight full-service banking offices in Alabama and six full-service banking offices in Central Florida. The company also owns a majority stake in a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers nationwide.

National Commerce Corporation files periodic and other reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov, or at www.nationalbankofcommerce.com.

Contact Information

Richard Murray, IV President and Chief Operating Officer National Commerce Corporation (205) 313-8103 rmurray@nationalbankofcommerce.com	David G. Powers Chairman, President and Chief Executive Officer United Legacy Bank (407) 261-2888 david.powers@unitedlegacybank.com

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which National Commerce Corporation claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of NCC’s plans, objectives and expectations or those of its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include delays in closing the merger of United Legacy Bank with and into National Bank of Commerce; difficulties, delays and unanticipated costs in integrating the merging organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging organizations, including possible loss of customers; diversion of management time to address transaction-related issues; and changes in asset quality and credit risk as a result of the merger. These risks also include a number factors related to the business of NCC and the banking business generally, including various risks to stockholders of not receiving dividends; risks to NCC’s ability to pursue growth opportunities; various risks to the price and volatility of NCC’s common stock; NCC’s ability to incur additional financial obligations in the future; risks associated with NCC’s possible pursuit of future acquisitions; economic conditions in NCC’s current service areas, including the new service areas created by the merger; system failures; losses of large customers; disruptions in relationships with third-party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing banking; high costs of regulatory compliance; the impact of legislation and regulatory changes on the banking industry; and liability and compliance costs regarding banking regulations.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to NCC or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, NCC has no obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.